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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-89202, 333-89202-01,
333-89202-02 and 333-89202-03

Subject to Completion. Dated August 13, 2002.

Prospectus Supplement to Prospectus dated August 9, 2002.

6,000,000 Capital Securities

ZIONS CAPITAL TRUST B

      % Capital Securities
(Liquidation amount $25 per capital security)
As fully and unconditionally guaranteed to the extent described herein by

ZIONS BANCORPORATION

        Each of the    % Capital Securities, which we refer to in this prospectus supplement as "capital securities", represents an undivided beneficial ownership interest in the assets of Zions Capital Trust B. Zions Bancorporation will be the owner of all of the undivided beneficial ownership interests represented by common securities of Zions Capital Trust B.

        A brief description of the capital securities can be found under "Prospectus Supplement Summary—The Offering" in this prospectus supplement.

        We have applied to list the capital securities on the New York Stock Exchange. We expect trading of the capital securities on the New York Stock Exchange will begin within 30 days after they are first issued.

        See "Risk Factors" beginning on page S-11 of this prospectus supplement to read about certain factors you should consider before buying the capital securities.

        These capital securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Capital Security		Total
Initial public offering price(1)		$25		$150,000,000
Underwriting commission		(2)		(2)
Proceeds, before expenses, to Zions Bancorporation	$		$

    (1)
    Plus accumulated distributions, if any, from the date of original issuance.
    (2)
    An underwriting commission of $                        per capital security (or $                        in the aggregate) will be paid by Zions Bancorporation.

        Zions Capital Trust B has granted the underwriters a 30-day option to purchase up to 900,000 additional capital securities on the same terms and conditions set forth above solely to cover over-allotments, if any.

        The underwriters expect to deliver the capital securities in book-entry form only through the facilities of The Depository Trust Company on or about August    , 2002.

Joint Book-Running Managers
Goldman, Sachs & Co.	Merrill Lynch & Co.
A. G. Edwards & Sons, Inc.
Prudential Securities
Salomon Smith Barney
UBS Warburg LLC

Prospectus Supplement dated August    , 2002.

PROSPECTUS SUPPLEMENT SUMMARY

        The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related guarantees and junior subordinated debentures, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the capital securities is appropriate for you. This prospectus supplement may add to, update or change information in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement will apply and supersede that information in the accompanying prospectus. In this prospectus supplement, references to the "Trust" mean Zions Capital Trust B and references to "Zions", "we", "us" or "our" or similar references mean Zions Bancorporation and its subsidiaries, unless otherwise mentioned or the context otherwise requires.

Zions Bancorporation

        Zions, headquartered in Salt Lake City, Utah, is the largest financial holding company headquartered in the Rocky Mountain region. Zions has grown rapidly over the last seven years through continued penetration of existing markets and through the acquisition of profitable community banks in high economic growth markets. As of June 30, 2002, we had total assets of $25.7 billion, total deposits of $18.8 billion and total shareholders' equity of $2.3 billion. Through our banking subsidiaries, we operated 409 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington as of June 30, 2002.

Zions Capital Trust B

        Zions Capital Trust B is a statutory business trust recently formed under Delaware law by the trustees and us. Zions Capital Trust B is being established solely for the purposes of:

  •
  issuing and selling its trust securities;

  •
  using the proceeds from the sale of these trust securities to acquire junior subordinated debentures from us; and

  •
  engaging in only those other activities necessary or incidental to these purposes, which would include, for example, registering the transfer of the trust securities.

        Because Zions Capital Trust B is being established only for the purposes listed above, the junior subordinated debentures will be Zions Capital Trust B's sole assets. Payments on the junior subordinated debentures will be Zions Capital Trust B's sole source of income. Zions Capital Trust B will issue only one series of capital securities.

The Offering

Title	Zions Capital Trust B % Capital Securities.
Securities Offered	Zions Capital Trust B % Capital Securities, which we refer to as capital securities in this prospectus supplement, in denominations of $25 each with an aggregate liquidation amount of $150,000,000. Each capital security will represent an undivided beneficial ownership interest in the assets of Zions Capital Trust B. Each capital security will entitle its holder to receive quarterly cash distributions as described below.
Zions Capital Trust B	The issuer of the capital securities is Zions Capital Trust B, a Delaware business trust. We created it for the sole purpose of issuing the capital securities and common securities and engaging in the other transactions described below.
Zions Capital Trust B has five trustees. There are three administrative trustees, each of whom is an officer of Zions Bancorporation. J.P. Morgan Trust Company, National Association will act as the property trustee and Chase Manhattan Bank USA, National Association will act as the Delaware trustee of Zions Capital Trust B.
Zions Capital Trust B will hold the junior subordinated debentures that it purchases from us with the proceeds from the issuance of capital securities and common securities. We will sell the capital securities to the public and retain the common securities that we receive from Zions Capital Trust B. We will pay interest on the junior subordinated debentures at the same rate and at the same times as Zions Capital Trust B makes payments on the capital securities. Zions Capital Trust B will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities. We will guarantee payments made on the capital securities to the extent described below. Both the junior subordinated debentures and the guarantee will be subordinated to our existing and future senior indebtedness, as that term is defined in the accompanying prospectus, and will effectively be subordinated to existing and future creditors of our subsidiaries.
Distributions	If you purchase the capital securities, as an undivided beneficial owner in the junior subordinated debentures, you will be entitled to receive cumulative cash distributions at an annual rate of %. Interest on the junior subordinated debentures will accrue, and as a result distributions on the capital securities will accumulate, from the date of issuance, and will be paid quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2002, unless they are deferred as described below.

Distribution Deferral	We can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. In other words, we may declare at our discretion up to a five-year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous interest deferral period.
If we defer interest payments on the junior subordinated debentures, Zions Capital Trust B will also defer distributions on the capital securities. Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate of %, and, as a result, any deferred distributions will accumulate additional amounts at an annual rate of %, compounded quarterly. Once we pay all deferred interest payments on the junior subordinated debentures, with accrued interest, we can again defer interest payments on the junior subordinated debentures as described above, but not beyond the maturity date of the junior subordinated debentures.
During any period in which we defer interest payments on the junior subordinated debentures, we will be subject to restrictions on specified activities. See "Junior Subordinated Debentures—Option to Defer Interest Payments" in the accompanying prospectus for a description of those restrictions.
If we defer payments of interest on the junior subordinated debentures, the capital securities will be treated at that time as being issued with original issue discount for United States federal income tax purposes. This means you would be required to include accrued interest income in an amount equal to the deferred distributions on your capital securities even though you will not be receiving any cash distributions on your capital securities. These amounts will be included in your gross income for United States federal income tax purposes. See "United States Federal Income Tax Considerations" beginning on page S-25 in this prospectus supplement for a more complete description.
Redemption	Zions Capital Trust B will redeem all of the outstanding capital securities when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures are scheduled to mature on September 1, 2032.

In addition, if we redeem any junior subordinated debentures before their maturity, Zions Capital Trust B will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the capital securities and the common securities. We can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest in whole or in part on one or more occasions any time on or after August , 2007, or in whole at any time following the occurrence of certain changes in tax laws and regulations or in the treatment of the capital securities for bank regulatory purposes. These circumstances are more fully described below under the caption "Certain Terms of the Capital Securities—Redemption or Exchange" on page S-21 in this prospectus supplement.
We will not redeem the junior subordinated debentures unless we obtain the prior approval of the Board of Governors of the Federal Reserve System to do so, if then required under the Federal Reserve Board's capital guidelines or policies.
Liquidation Amount	If your capital securities are redeemed by Zions Capital Trust B, you will receive the liquidation amount of $25 per capital security plus any accrued and unpaid distributions to the date of redemption, subject to the rights of any creditors of Zions Capital Trust B.
Dissolution of Zions Capital Trust B and Distribution of the Junior Subordinated Debentures	We can dissolve Zions Capital Trust B at any time, subject to obtaining the prior approval of the Federal Reserve Board to do so, if then required under the Federal Reserve Board's capital guidelines or policies.
If we dissolve Zions Capital Trust B, or if Zions Capital Trust B dissolves because of certain other specified events, such as our bankruptcy, Zions Capital Trust B will, subject to the rights of any creditors of Zions Capital Trust B, distribute the junior subordinated debentures to holders of the capital securities and the common securities on a proportionate basis, except in certain circumstances described in more detail in "Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution" in the accompanying prospectus. If the junior subordinated debentures are distributed, we will use our commercially reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.
The Guarantee	We will fully and unconditionally guarantee the payments of all amounts due on the capital securities to the extent Zions Capital Trust B has funds available for payment of such distributions.

We have entered into an expense agreement with Zions Capital Trust B that obligates us to pay most of the expenses and obligations of Zions Capital Trust B, other than Zions Capital Trust B's obligations to make payments on the capital securities and common securities, which are covered only by the guarantee.
The guarantee does not cover payments when Zions Capital Trust B does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the junior subordinated debentures, Zions Capital Trust B will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on Zions Capital Trust B's behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures. For more information, see the section entitled "Guarantees" in the accompanying prospectus.
Use of Proceeds	The Trust will invest all of the net proceeds from the sale of its trust securities in the junior subordinated debentures. We intend to use the net proceeds of the offering, which we estimate to be $144.6 million after deducting estimated underwriters' commission and expenses, or $166.3 million if the underwriters exercise their over-allotment option in full, to repay senior debt of ours that matures on October 15, 2002, purchase from Zions First National Bank, one of our subsidiaries, bonds currently held by Zions First National Bank, and reduce outstanding commercial paper. Pending such use, we may temporarily invest net proceeds.
Listing of the Capital Securities	We have applied to list the capital securities on the New York Stock Exchange. We expect trading of the capital securities on the New York Stock Exchange will begin within 30 days after they are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.
Form of the Capital Securities	The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. For more details, see the information under the caption "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data for the five-year period ended December 31, 2001 and the six-month periods ended June 30, 2002 and June 30, 2001 are derived from and qualified by reference to our consolidated financial statements. You should read this data in conjunction with the financial statements, related notes and other financial information included or incorporated by reference in the accompanying prospectus. See "Where you can find more information" in the accompanying prospectus. Income for prior periods and all related ratios have been adjusted for the add back of goodwill amortization under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions, except per share data)
Consolidated Statement of Income Data:
Interest income	$717.0	$1,032.8	$1,359.3	$1,626.2	$1,592.0	$814.3	$733.7
Interest expense	347.4	458.9	617.8	822.8	642.2	363.4	218.4
Net interest income	369.6	573.9	741.5	803.4	949.8	450.9	515.3
Provision for loan losses	5.9	14.0	18.0	31.8	73.2	25.0	33.8
Net interest income after provision for loan losses	363.7	559.9	723.5	771.6	876.6	425.9	481.5
Noninterest income	148.5	210.5	266.8	192.6	419.4	205.9	199.8
Noninterest expense	313.1	557.0	681.8	721.3	855.8	409.6	435.3
Income before income taxes	199.1	213.4	308.5	242.9	440.2	222.2	246.0
Income taxes	67.7	69.6	109.5	79.7	157.8	80.1	85.0
Income before minority interest and cumulative effect of change in accounting principle	131.4	143.8	199.0	163.2	282.4	142.1	161.0
Minority Interest	—	0.4	4.9	1.5	(7.8)	(3.4)	(.7)
Income before cumulative effect of change in accounting principle	131.4	143.4	194.1	161.7	290.2	145.5	161.7
Cumulative effect of change in accounting principle(1)	—	—	—	—	(7.2)	(7.2)	(32.4)
Net income	$131.4	$143.4	$194.1	$161.7	$283.0	$138.3	$129.3
Income before cumulative effect, as adjusted(2)	136.6	163.3	218.5	187.7	323.3	161.2	161.7
Net income, as adjusted(2)	136.6	163.3	218.5	187.7	316.1	154.1	129.3
Operating cash earnings(3)	138.5	194.5	243.0	281.7	337.7	166.6	168.2
Income before cumulative effect per common share (diluted)	$1.92	$1.75	$2.26	$1.86	$3.15	$1.59	$1.75
Net income per common share (diluted)	1.92	1.75	2.26	1.86	3.07	1.51	1.40
Income before cumulative effect per common share (diluted), as adjusted(2)	2.00	1.99	2.55	2.15	3.51	1.77	1.75
Net income per common share (diluted), as adjusted(2)	2.00	1.99	2.55	2.15	3.43	1.69	1.40
Operating cash earnings per common share (diluted)(3)	2.03	2.37	2.84	3.23	3.66	1.82	1.82
Weighted-average common and common-equivalent shares outstanding during the period (in thousands)	68,258	81,918	85,695	87,120	92,174	91,339	92,658
Consolidated Balance Sheet Data (at period end):
Loans(4)	$5,463	$11,219	$12,791	$14,378	$17,311	$16,476	$18,453
Total assets	10,794	18,050	20,281	21,939	24,304	23,488	25,735
Deposits	7,830	14,221	14,062	15,070	17,842	17,170	18,788
Total shareholders' equity	857	1,453	1,660	1,779	2,281	2,198	2,337

Other Data:
Return on average assets(2)	1.41%	1.13%	1.10%	0.86%	1.33%	1.36%	1.01%
Operating cash return on average assets(3)	1.45	1.41	1.26	1.34	1.47	1.51	1.35
Return on average common equity(2)	20.18	12.51	13.98	11.20	14.83	15.37	11.37
Operating cash return on average common equity(3)	25.42	26.58	26.79	27.43	25.44	25.82	23.34
Efficiency ratio(2)	58.34	67.58	64.16	62.57	59.16	59.02	60.00
Operating cash efficiency ratio(3)	57.81	61.30	60.31	57.44	57.40	57.66	58.66
Net interest margin	4.29	4.56	4.31	4.27	4.64	4.62	4.65
Nonperforming assets to net loans and leases, other real estated owned and other nonperforming assets	0.31	0.58	0.58	0.49	0.69	0.53	0.63
Allowance for loan losses to nonperforming loans	655.59	354.94	310.87	320.69	236.65	300.18	260.01
Allowance for loan losses to net loans and leases	1.62	1.89	1.60	1.36	1.50	1.40	1.43
Tier 1 leverage	6.92	5.91	6.16	6.38	6.56	6.69	6.48
Tier 1 risk-based capital	11.96	8.40	8.64	8.53	8.25	8.35	8.05
Total risk-based capital	13.85	11.34	11.29	10.83	12.20	11.63	11.86
Total branches	241	345	362	373	412	413	409

(1)
For the six months ended June 30, 2001 and the year ended December 31, 2001, the cumulative effect adjustment relates to the adoption of SFAS No. 133, net of income tax benefit of $4.5 million. For the six months ended June 30, 2002, the cumulative effect adjustment relates to impairment in carrying value of our investments in certain e-commerce subsidiaries, measured as of January 1, 2002, net of income tax benefit of $2.7 million, associated with the adoption of SFAS No. 142.

(2)
Adjusted according to SFAS No. 142 for the add back of goodwill amortization, net of income tax benefit.

(3)
Before amortization of goodwill and core deposit intangible assets and merger expenses, the impairment loss on First Security Corporation common stock and the cumulative effect of adoption of SFAS No. 133 and SFAS No. 142.

(4)
Net of unearned income and fees, net of related costs.

        SFAS No. 142 became effective for us beginning January 1, 2002. Under this statement, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to specified annual impairment tests. Other intangible assets are amortized over their useful lives. The following table presents transitional disclosures required by SFAS No. 142. The purpose of these transitional disclosures is to reconcile prior period amounts of income before cumulative effect and net income to their respective adjusted amounts for the add back of goodwill amortization.

Earnings

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions, except per share data)
Income before cumulative effect of change in accounting principle	$131.4	$143.4	$194.1	$161.7	$290.2	$145.5	$161.7
Addback of goodwill amortization, net of income tax benefit	5.2	19.9	24.4	26.0	33.1	15.7	—

Income before cumulative effect, as adjusted	$136.6	$163.3	$218.5	$187.7	$323.3	$161.2	$161.7

Net income	$131.4	$143.4	$194.1	$161.7	$283.0	$138.3	$129.3
Add back of goodwill amortization, net of income tax benefit	5.2	19.9	24.4	26.0	33.1	15.8	—

Net income, as adjusted	$136.6	$163.3	$218.5	$187.7	$316.1	$154.1	$129.3

Earnings Per Share (Diluted)

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions, except per share data)
Income before cumulative effect of change in accounting principle	$1.92	$1.75	$2.26	$1.86	$3.15	$1.59	$1.75
Addback of goodwill amortization, net of income tax benefit	0.08	0.24	0.29	0.29	0.36	0.18	—

Income before cumulative effect, as adjusted	$2.00	$1.99	$2.55	$2.15	$3.51	$1.77	$1.75

Net income	$1.92	$1.75	$2.26	$1.86	$3.07	$1.51	$1.40
Add back of goodwill amortization, net of income tax benefit	0.08	0.24	0.29	0.29	0.36	0.18	—

Net income, as adjusted	$2.00	$1.99	$2.55	$2.15	$3.43	$1.69	$1.40

RISK FACTORS

        An investment in the capital securities involves a number of risks. Before purchasing any capital securities, you should read carefully this prospectus supplement and the accompanying prospectus and pay special attention to the following risk factors.

        Because Zions Capital Trust B will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because Zions Capital Trust B may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment regarding the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the capital securities, the guarantee and the junior subordinated debentures.

Holders of our senior indebtedness will get paid before the Trust or other holders of our junior subordinated debentures will get paid under those junior subordinated debentures and before you will get paid under the guarantee

        Our obligations under the junior subordinated debentures and under the guarantee will be junior in right of payment to all of our existing and future senior indebtedness. The term "senior indebtedness" for purposes of the junior subordinated debentures and the guarantees is defined in the accompanying prospectus on page 34. This means that we cannot make any payments on the junior subordinated debentures or the guarantee if we are in default on any of our senior indebtedness. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantee.

        As of June 30, 2002, we had outstanding senior indebtedness of approximately $705.9 million. The indenture pursuant to which the junior subordinated debentures will be issued, the guarantee and the amended and restated trust agreement which created Zions Capital Trust B do not limit our ability to incur additional senior indebtedness.

        For more information, see below under the captions "Certain Terms of the Junior Subordinated Debentures—Ranking" on page S-23 in this prospectus supplement and "Capital Securities and Related Instruments—Status of the Guarantees" in the accompanying prospectus.

If we do not make payments on the junior subordinated debentures, Zions Capital Trust B will not be able to pay distributions and other payments on the capital securities and the guarantee will not apply

        Zions Capital Trust B's ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, Zions Capital Trust B will lack funds for the payments on the capital securities. If this happens, holders of capital securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the capital securities if Zions Capital Trust B has the funds to do so itself but does not. Instead, you or the property trustee will have to bring a legal action against us to enforce the property trustee's right under the indenture relating to the junior subordinated debentures.

        For more information, see the section entitled "Capital Securities and Related Instruments—Events of Default; Notice" in the accompanying prospectus.

Distributions on the capital securities could be deferred; you may have to include interest in your taxable income before you receive cash

        As long as the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the capital securities, each such deferral would result in a corresponding deferral of distributions on the capital securities.

        We have no current intention to defer interest payments on the junior subordinated debentures. However, if we do so in the future, the capital securities may trade at a price that does not reflect fully the value of the accumulated but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debentures could mean that the market price for the capital securities may be more volatile than that of other securities without interest deferral rights.

        If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the junior subordinated debentures held by Zions Capital Trust B, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash attributable to that income. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you will never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

        For more information regarding the tax consequences of purchasing the capital securities, see below under the caption "United States Federal Income Tax Considerations—Interest Income and Original Issue Discount" and "—Sale or Redemption of Capital Securities" in this prospectus supplement.

The capital securities may be redeemed prior to maturity; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return

        The junior subordinated debentures and, therefore, the capital securities may be redeemed in whole or in part on one or more occasions any time on or after August     , 2007 or in whole upon the occurrence of certain special events relating to changes in tax law or the treatment of the capital securities for bank regulatory capital purposes, subject to receipt of any necessary Federal Reserve Board approval. The redemption price for the junior subordinated debentures would be equal to 100% of the principal amount plus accrued and unpaid interest. If such a redemption happens, Zions Capital Trust B must use the redemption price it receives to redeem on a proportionate basis capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.

        The redemption of the capital securities would be a taxable event to you for United States federal income tax purposes.

        In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

        See "Certain Terms of the Junior Subordinated Debentures—Redemption" and "Certain Terms of the Capital Securities—Redemption or Exchange" and "—Redemption or Exchange—Optional

Dissolution of Zions Capital Trust B and Distribution of Junior Subordinated Debentures" in this prospectus supplement for more information on redemption of the junior subordinated debentures.

The trust may distribute the junior subordinated debentures to the holders of the capital securities and the junior subordinated debentures may trade at a price that is lower than the price you paid for the capital securities

        If we dissolve Zions Capital Trust B before the stated maturity of the junior subordinated debentures, the property trustee may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Zions Capital Trust B after satisfaction of liabilities to creditors.

        No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

        Although we have agreed to use our commercially reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed, we cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

        Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of Zions Capital Trust B would generally not be taxable to you. If, however, Zions Capital Trust B is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

        See "Certain Terms of the Capital Securities—Redemption or Exchange—Optional Dissolution of Zions Capital Trust B and Distribution of Junior Subordinated Debentures" in this prospectus supplement for more information.

Federal banking authorities may restrict the ability of Zions Capital Trust B to make distributions on or redeem the capital securities

        Federal banking authorities will have the right to examine Zions Capital Trust B and its activities because Zions Capital Trust B is our subsidiary. Under certain circumstances, including any determination that our relationship to Zions Capital Trust B would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the ability of Zions Capital Trust B to make distributions on or to redeem the capital securities.

An active trading market for the capital securities may not develop

        We have applied to list the capital securities on the New York Stock Exchange. We expect trading of the capital securities on the New York Stock Exchange will begin within 30 days after they are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or, if a trading market for the capital securities does develop, the depth of that market or the ability of holders to sell their capital securities easily, nor does it ensure that you will be able to sell your capital securities at the price you originally paid for them.

We generally will control Zions Capital Trust B because your voting rights are very limited

        You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

        For more information, see below under the caption "Zions Capital Trust B" in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, including information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in the statements. You should carefully consider those risks and uncertainties in reading this prospectus supplement. Factors that could cause or contribute to those differences include, but are not limited to:

  •
  changes in political and economic conditions, including the economic effects of the September 11, 2001 terrorist attacks against the United States and related events;

  •
  the continuing impact on the global economy of the September 11, 2001 terrorist attacks;

  •
  competitive product and pricing pressures within our markets;

  •
  equity and fixed-income market fluctuations;

  •
  inflation and deflation;

  •
  acquisitions and integrations of acquired businesses;

  •
  technological changes;

  •
  changes in law;

  •
  changes in fiscal, monetary, regulatory, trade and tax policies and laws;

  •
  monetary fluctuations;

  •
  success in gaining regulatory approvals when required;

  •
  success in the timely development of new products and services;

  •
  interest rate fluctuations; and

  •
  consumer spending and savings habits.

        These forward-looking statements are generally accompanied by words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could" or "may", or other words that convey uncertainty of future events or outcome. Although we believe that these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. We do not undertake any obligation to update any forward-looking statements.

ZIONS BANCORPORATION

        Zions, headquartered in Salt Lake City, Utah, is the largest financial holding company headquartered in the Rocky Mountain region. Zions has grown rapidly over the last seven years through continued penetration of existing markets and through the acquisition of profitable community banks in high economic growth markets. As of June 30, 2002, we had total assets of $25.7 billion, total deposits of $18.8 billion and total shareholders' equity of $2.3 billion. Through our banking subsidiaries, we operated 409 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington as of June 30, 2002.

        Our principal executive office is located at One South Main Street, Suite 1134, Salt Lake City, Utah 84111 and our telephone number is (801) 524-4787.

ZIONS CAPITAL TRUST B

Purpose and Ownership of Zions Capital Trust B

        Zions Capital Trust B is a statutory business trust recently created under Delaware law by the trustees and us. Zions Capital Trust B is being established solely for the purposes of:

  •
  issuing and selling its trust securities;

  •
  using the proceeds from the sale of these trust securities to acquire junior subordinated debentures from us; and

  •
  engaging in only those other activities necessary or incidental to these purposes, which would include, for example, registering the transfer of the trust securities.

        Because Zions Capital Trust B is being established only for the purposes listed above, the junior subordinated debentures will be Zions Capital Trust B's sole assets. Payments on the junior subordinated debentures will be Zions Capital Trust B's sole source of income. Zions Capital Trust B will issue only one series of capital securities.

        We have entered into an expense agreement with Zions Capital Trust B that obligates us to pay:

  •
  all fees, expenses and taxes related to Zions Capital Trust B and the offering of the capital securities and common securities; and

  •
  all ongoing costs, expenses and liabilities of Zions Capital Trust B, except obligations to make distributions and other payments on the common securities and the capital securities.

        For so long as the capital securities remain outstanding, we or any of our successors will:

  •
  own, directly or indirectly, all of the common securities;

  •
  cause Zions Capital Trust B not to voluntarily dissolve, wind-up or liquidate, except as permitted by the amended and restated trust agreement by which Zions Capital Trust B was continued; and

  •
  use our reasonable efforts to cause Zions Capital Trust B to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

The Trustees

        The business and affairs of Zions Capital Trust B will be conducted by its five trustees. There are three administrative trustees, each of whom will be an individual who is our employee. The fourth trustee, J.P. Morgan Trust Company, National Association, as property trustee, will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debentures. The fifth trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, maintains its principal place of business in Delaware and meets the residency requirements of Delaware law for Delaware business trusts. In addition, J.P. Morgan Trust Company, National Association, will hold the guarantee for the benefit of the holders of the capital securities and we refer to J.P. Morgan Trust Company, National Association in that capacity as guarantee trustee in this prospectus supplement. J.P. Morgan Trust Company, National Association will also act as indenture trustee with respect to the junior subordinated indenture pursuant to which the junior subordinated debentures will be issued, and we refer to J.P. Morgan Trust Company, National Association in that capacity as debenture trustee in this prospectus supplement.

        We have the sole right to appoint, remove and replace the trustees of Zions Capital Trust B, unless an event of default occurs with respect to the junior subordinated debentures. In that case, the holders of a majority in liquidation amount of the capital securities will have the right to remove and appoint the property trustee and the Delaware trustee.

Additional information

        For additional information concerning Zions Capital Trust B, see "The Issuer Trusts" in the accompanying prospectus. Zions Capital Trust B will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption "Accounting Treatment" in this prospectus supplement, we will provide certain information concerning Zions Capital Trust B and the capital securities in the financial statements included in our own periodic reports to the SEC.

        The principal executive office of Zions Capital Trust B is c/o Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111 and its telephone number is (801) 524-4787.

USE OF PROCEEDS

        The Trust will invest all of the net proceeds from the sale of its trust securities in the junior subordinated debentures. We intend to use the net proceeds of the offering, which we estimate to be $144.6 million after deducting estimated underwriters' commission and expenses, or $166.3 million if the underwriters exercise their over-allotment option in full, as follows. We intend to use $49.9 million of the net proceeds to repay senior debt of ours that matures on October 15, 2002 and approximately $50.0 million of the net proceeds to purchase from Zions First National Bank, one of our subsidiaries, bonds currently held by Zions First National Bank. The senior notes to be repaid have an interest rate of 8.625%. We intend to use the remaining net proceeds to reduce outstanding commercial paper, which currently stands at approximately $431.1 million and has a weighted average interest rate of approximately 2.05%. Pending such use, we may temporarily invest net proceeds.

ACCOUNTING TREATMENT

        For financial reporting purposes, Zions Capital Trust B will be treated as our subsidiary, and its accounts will be included in our consolidated financial statements.

        In our future financial reports, we will:

  •
  present the junior subordinated debentures as a component of long-term debt on our consolidated balance sheets;

  •
  record distributions payable on the capital securities as interest expense on borrowed funds; and

  •
  include a footnote in our consolidated financial statements stating, among other things, that the sole assets of Zions Capital Trust B are junior subordinated debentures issued by us, and provide information about the capital securities, the junior subordinated debentures, the guarantee and the expense agreement.

REGULATORY TREATMENT

        We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. We expect that the capital securities will be treated as Tier 1 capital of Zions Bancorporation for these purposes.

CAPITALIZATION

        We provide in the table below our unaudited consolidated capitalization as of June 30, 2002 and as adjusted to reflect the issuance of the capital securities, assuming that the underwriters do not exercise their over-allotment option. You should read it together with the detailed information and our financial statements included in the documents incorporated by reference in the accompanying prospectus. See "Where you can find more information" in the accompanying prospectus. The table also reflects adjustments for the issuance of the capital securities and our application of the proceeds from the sale of the capital securities as described under "Use of Proceeds" assuming the transaction had occurred on June 30, 2002.

	As of June 30, 2002
	Actual	As Adjusted
	(in thousands, except share data)
Federal Home Loan Bank advances and other borrowings over one year	$240,530	$240,530
Long-term debt:
Other long-term debt	763,700	763,700
% Capital Securities	—	150,000

Total long-term debt	1,004,230	1,154,230

Shareholders' equity(1):
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	—	—
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 91,701,887 shares and 91,701,887 shares	1,072,005	1,072,005
Accumulated other comprehensive income	62,983	62,983
Retained earnings	1,202,290	1,202,290

Total shareholders' equity	2,337,278	2,337,278

Total capitalization	$3,341,508	$3,491,508

(1)
Does not include, as of June 30, 2002 (1) 7,578,926 shares of Zions common stock issuable upon exercise of outstanding options or (2) 2,231,468 shares of Zions common stock reserved for issuance pursuant to future option grants under Zions' stock option plans.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth certain information regarding our consolidated ratios of earnings to fixed charges. Fixed charges represent interest expense, a portion of rent expense representative of interest, trust-preferred securities expense and amortization of debt issuance costs.

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000(1)	2001	2001	2002
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	2.55	3.05	2.80	2.41	3.41	3.13	4.04
Including interest on deposits	1.58	1.50	1.53	1.49	1.72	1.64	2.06

(1)
For the year ended December 31, 2000, earnings used in the calculation of the ratios excludes the impairment loss on First Security Corporation common stock of $96.9 million and merger-related expenses of $41.5 million, mainly related to the terminated First Security Corporation merger. If these items are included in earnings for 2000, the ratio of earnings to fixed charges would be 1.93 excluding interest on deposits and 1.32 including interest on deposits.

        For purposes of computing the consolidated ratios of earnings to fixed charges:

  •
  earnings represent net income, as adjusted for the addback of goodwill amortization under FASB Statement No. 142, before extraordinary items plus applicable income taxes and fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

  •
  fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

CERTAIN TERMS OF THE CAPITAL SECURITIES

        We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities under the caption "Capital Securities and Related Instruments" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. For more information, we refer you to the form of the amended and restated trust agreement and the form of preferred securities (which will be substantially similar to the form of the capital securities), which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

        The capital securities represent undivided beneficial ownership interests in the assets of Zions Capital Trust B. The only assets of Zions Capital Trust B will be the junior subordinated debentures. The capital securities will rank equally with the common securities except as described under the caption "Capital Securities and Related Instruments—Subordination of Trust Common Securities" in the accompanying prospectus.

Distributions

        As an undivided beneficial owner in the assets of Zions Capital Trust B—namely, our junior subordinated debentures—you will receive distributions on the capital securities that are cumulative and will accumulate from the date of issuance at the annual rate of    % of the liquidation amount of $25 for each capital security. Interest on the junior subordinated debentures will accrue and, as a result, distributions on the capital securities will accumulate and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2002. If distributions are payable on a date that is not a "business day", payment will be made on the next business day and without any interest or other payment as a result of such delay. A "business day" means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close or on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

        The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. If the capital securities are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the capital securities will be the business day preceding the payment date for such distributions; otherwise, the record date will be the 15th day preceding the payment date for such distributions. For more information on global securities, see "Capital Securities and Related Instruments—Global Securities; Book-Entry Issue" in this prospectus supplement, and under the captions "Capital Securities and Related Instruments—Global Capital Securities" and "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

        Interest not paid when due will accrue additional interest at the annual rate of    % on the amount of unpaid interest, compounded quarterly. As a result, distributions not paid when due will accumulate additional distributions at the annual rate of    % on the amount of unpaid distributions, compounded quarterly. When we refer to any payment of distributions, the term "distributions" includes any such additional accumulated distributions.

        Zions Capital Trust B's revenue available for the payment of distributions will be limited to our payments made on the junior subordinated debentures. As a result, if we do not make interest payments on the junior subordinated debentures, then Zions Capital Trust B will not have funds to make distributions on the capital securities.

Deferral of Distributions

        If no event of default with respect to the junior subordinated debentures has occurred and is continuing, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. If we defer interest payments on the junior subordinated debentures, Zions Capital Trust B also will defer distributions on the capital securities. During a deferral period, interest on the junior subordinated debentures will accrue and compound quarterly at the annual rate of    %, to the extent permitted by applicable law, and as a result distributions otherwise due to you would continue to accumulate from the date that these distributions were due.

        Prior to the termination of any applicable deferral period, we may further defer interest payments on the junior subordinated debentures so long as the deferral period does not exceed 20 consecutive quarterly interest periods. Once we make all deferred interest payments on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures in the same manner as discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from Zions Capital Trust B.

        We currently have no intention to defer interest payments on the junior subordinated debentures. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or redeem, purchase or acquire shares of our capital stock or make payments on debt securities that rank equal or junior to the junior subordinated debentures. These limitations and certain exceptions thereto are described in greater detail below under the caption "Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments" in this prospectus supplement.

        If we choose to defer payments of interest on the junior subordinated debentures, then the junior subordinated debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the junior subordinated debentures in your gross income for United States federal income tax purposes before you receive cash distributions from Zions Capital Trust B. This treatment will apply as long as you own capital securities. For more information, see below under the caption "United States Federal Income Tax Considerations—Interest Income and Original Issue Discount" in this prospectus supplement.

Payment of Distributions

        Distributions on the capital securities will be payable to holders on the relevant record date. As long as the capital securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the capital securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day before the relevant payment date. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

        Payments on the capital securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the capital securities.

Redemption or Exchange

  General

        Upon the repayment or redemption, in whole or in part, of any of the junior subordinated debentures, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the trust securities. The term "like amount" means trust securities having a liquidation amount equal to the principal amount of the junior subordinated debentures redeemed. The redemption price will be equal to the aggregate liquidation amount of the trust securities being redeemed plus accumulated but unpaid distributions to the date of redemption. If less than all the capital securities and the common securities are redeemed, the total amount of the capital securities and the common securities to be redeemed will be allocated proportionately among the capital securities and common securities, unless an event of default under the junior subordinated debentures or similar event has occurred, as described below under the caption "Capital Securities and Related Instruments—Subordination of Trust Common Securities" in the accompanying prospectus.

        We may redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

  •
  in whole or in part on one or more occasions at any time on or after August     , 2007, or

  •
  in whole at any time if certain changes occur in tax laws and regulations or in the treatment of the capital securities for bank regulatory capital purposes.

These events, which we refer to as "special events", are described in detail below.

        We may not redeem the junior subordinated debentures unless we receive the prior approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital guidelines or policies.

        If a special event has occurred and is continuing, then we may redeem the junior subordinated debentures within 90 days following the occurrence of the special event. A "special event" means, for these purposes, the occurrence of a "tax event" or a "capital treatment event". We summarize each of these events below.

        A "tax event" means the receipt by us and the Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

  •
  the Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

  •
  interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

  •
  the Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        As used above, the term "tax change" means any of the following:

  •
  any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

  •
  any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the Trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

        A "capital treatment event" means the reasonable determination by us that as a result of:

  •
  any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

  •
  any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as "Tier 1 Capital" for purposes of the applicable Federal Reserve capital adequacy guidelines as then in effect.

  Optional Dissolution of Zions Capital Trust B and Distribution of Junior Subordinated Debentures

        We may dissolve Zions Capital Trust B at any time and, after satisfying the creditors of Zions Capital Trust B, may cause the junior subordinated debentures to be distributed to the holders of the trust securities. We may not dissolve Zions Capital Trust B, however, unless we first receive the approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital guidelines or policies. See below under the caption "Certain Terms of the Junior Subordinated Debentures—Distribution of Junior Subordinated Debentures" in this prospectus supplement for more information regarding a distribution of the junior subordinated debentures upon dissolution of the Trust.

        Under current United States federal income tax law, and assuming, as expected, Zions Capital Trust B is treated as a grantor trust, a distribution of the junior subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, Zions Capital Trust B were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, the distribution of the junior subordinated debentures by Zions Capital Trust B would be a taxable event to Zions Capital Trust B and to you. See "United States Federal Income Tax Considerations—Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of Zions Capital Trust B".

        If we elect to dissolve Zions Capital Trust B, thus causing the junior subordinated debentures to be distributed to the holders of the capital securities, we will continue to have the right to redeem the junior subordinated debentures in certain circumstances as described above.

Liquidation Value

        The amount payable on the capital securities in the event of any liquidation of Zions Capital Trust B in which cash is distributed is $25 per capital security plus accumulated but unpaid distributions to the date of redemption.

Global Securities; Book-Entry Issue

        We will issue the capital securities in the form of global securities held by DTC as described under the captions "Capital Securities and Related Instruments—Global Capital Securities" and "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

        We have summarized below certain terms of the junior subordinated debentures. This summary supplements the general description of these securities under the caption "Junior Subordinated Debentures" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the junior subordinated debentures. For more information, we refer you to the indenture and the form of the junior subordinated debentures, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

        The junior subordinated debentures will be issued pursuant to an indenture to be entered into between us and J.P. Morgan Trust Company, National Association, as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debentures in an unlimited dollar amount and an unlimited number of series. Concurrently with the issuance of the capital securities, Zions Capital Trust B will invest the proceeds thereof, together with the consideration paid by us for the Trust's common securities, in the junior subordinated debentures described in this prospectus supplement.

Interest Rate and Maturity

        The junior subordinated debentures will bear interest at the annual rate of    %, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2002. Interest payments not paid when due will themselves accrue additional interest at the annual rate of     % on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The distribution provisions of the capital securities correspond to the interest payment provisions for the junior subordinated debentures because the capital securities represent undivided beneficial ownership interests in the junior subordinated debentures. It is anticipated that, until the liquidation, if any, of Zions Capital Trust B, the junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of capital securities.

        The junior subordinated debentures do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity.

        The junior subordinated debentures will mature on September 1, 2032.

Ranking

        The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our senior indebtedness. See the section entitled "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures" in the accompanying prospectus for a definition of "senior indebtedness" with respect to the junior subordinated debentures.

        In addition, as a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payable and lease obligations, of our subsidiaries, and the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is structurally subordinate to the prior claims of present and future creditors of that subsidiary.

        The capital securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At June 30, 2002, approximately $705.9 million of our senior indebtedness was outstanding. In addition, the junior subordinated debentures will be effectively subordinated to all our subsidiaries' existing and future obligations. At June 30, 2002, our subsidiaries had outstanding debt and other liabilities, including deposits, of approximately $22.6 billion.

Option to Defer Interest Payments

  General

        If no event of default with respect to the junior subordinated debentures has occurred and is continuing, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly, and deferred interest payments will accrue additional interest at    %. No interest will be due and payable on the junior subordinated debentures until the end of the deferral period except upon a redemption of the junior subordinated debentures during a deferral period.

        We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

        Once we pay all accrued and unpaid interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as described above, provided that a deferral period cannot extend beyond the maturity date of the junior subordinated debentures.

  Certain Limitations During a Deferral Period

        During any deferral period, we will not, and our subsidiaries will not, be permitted to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or
  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:
  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;
  •
  as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Zions) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;
  •
  the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
  •
  any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights in accordance with any shareholders' rights plan; or

    •
    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

Redemption

        We may, under certain circumstances, redeem some or all of the junior subordinated debentures before their maturity. We may not redeem the junior subordinated debentures unless we receive the prior approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital guidelines or policies. For more information concerning redemption of the junior subordinated debentures, see above under the caption "Certain Terms of the Capital Securities—Redemption or Exchange" in this prospectus supplement.

Distribution of Junior Subordinated Debentures

        As described above under "Certain Terms of the Capital Securities—Redemption or Exchange—Optional Dissolution of Zions Capital Trust B and Distribution of Junior Subordinated Debentures", under certain circumstances involving the dissolution or winding up of Zions Capital Trust B, junior subordinated debentures may be distributed to the holders of capital securities after satisfaction of liabilities to creditors of Zions Capital Trust B under applicable law. If that occurs, we will cause the junior subordinated debentures to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the junior subordinated debentures would be distributed in the form of one or more global securities and that DTC would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially the same as those in effect for the capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities only addresses the tax consequences to a U.S. holder that acquires the capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes. You are a U.S. holder if you are a beneficial owner of a capital security that is:

  •
  a citizen or resident of the United States;
  •
  a domestic corporation;
  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or
  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

        This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies;
  •
  a trader in securities that elects to use a mark-to-market method of accounting;
  •
  a bank;
  •
  an insurance company;
  •
  a thrift institution;

  •
  a regulated investment company;
  •
  a real estate investment trust;
  •
  a tax-exempt organization;
  •
  a person that holds capital securities that are a hedge or that are hedged against interest rate or currency risks;
  •
  a person that holds capital securities as part of a straddle or conversion transaction for tax purposes; or
  •
  a person whose functional currency is not the U.S. dollar.

        The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell, special tax counsel to us and Zions Capital Trust B. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion in based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

        PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THE CAPITAL SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND LAWS OF ANY OTHER TAXING JURISDICTION.

Classification of the Junior Subordinated Debentures and Zions Capital Trust B

        Under current law, and assuming full compliance with the terms of the amended and restated trust agreement, Zions Capital Trust B will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, if any, paid or accrued on the junior subordinated debentures whether or not the Trust actually distributes cash to you.

Interest Income and Original Issue Discount

        Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a "remote" contingency that stated interest will not be timely paid when determining whether a junior subordinated debenture is issued with original issue discount, or OID. Zions currently believes that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance.

        Under these regulations, if we were to exercise our option to defer any payment of interest, the junior subordinated debentures would at that time be treated as issued with OID, for as long as the junior subordinated debentures remained outstanding. In that event, all of your taxable interest income on the junior subordinated debentures would be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

        These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus supplement.

        Because income on the capital securities will constitute interest or OID, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.

        In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the junior subordinated debentures will not be treated as issued with OID, and whenever we use the term interest, it also includes income in the form of OID.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of Zions Capital Trust B

        If Zions Capital Trust B distributes the junior subordinated debentures as described under the caption "Certain Terms of the Capital Securities—Redemption or Exchange—Optional Dissolution of Zions Capital Trust B and Distribution of Junior Subordinated Debentures", you will receive directly your proportional share of the junior subordinated debentures previously held indirectly through Zions Capital Trust B. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your junior subordinated debentures will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, Zions Capital Trust B were to become taxed on the income received or accrued on the junior subordinated debentures due to a tax event, Zions Capital Trust B might be taxed on a distribution of junior subordinated debentures to you, and you might recognize gain or loss as if you had exchanged your capital securities for the junior subordinated debentures you received upon the liquidation of Zions Capital Trust B. You will include interest in income in respect of junior subordinated debentures received from the trust in the manner described above under "—Interest Income and Original Issue Discount".

Sale or Redemption of Capital Securities

        If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debentures, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

        If the junior subordinated debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be a capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the junior subordinated debentures required to be included in income. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held for more than one year and 18% where the property is held for more than five years.

        If we exercise our option to defer any payment of interest on the junior subordinated debentures, your capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you sell your capital securities before the record date of the payment of distributions, then you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during the year.

Backup Withholding Tax and Information Reporting

        The amount of interest income paid and OID accrued on your capital securities will be required to be reported to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

        Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

        Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Non-United States Holders

        The following discussion only applies to you if you are not a United States person for U.S. federal income tax purposes. As discussed above, the capital securities will be treated by the parties as evidence of undivided beneficial ownership interests in the junior subordinated debentures. See above under the caption "—Classification of the Junior Subordinated Debentures and Zions Capital Trust B" in this section.

  U.S. Federal Withholding Tax

        The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the capital securities (or the junior subordinated debentures) provided that:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;
  •
  you are not a controlled foreign corporation that is related to us through stock ownership;
  •
  you are not a bank whose receipt of interest on the capital securities (or the junior subordinated debentures) is described in section 881(c)(3)(A) of the Code; and
  •
  (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person, or (b) if you hold your capital securities through certain foreign intermediaries or foreign partnerships, you satisfy the certification requirements of applicable United States Treasury regulations.

        If you cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the capital securities (or the junior subordinated debentures) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        The 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, retirement or other disposition of the capital securities or junior subordinated debentures.

  U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on the capital securities (or the junior subordinated debentures) will be included in earnings and profits.

        Any gain or income realized on the disposition of a capital security (or a junior subordinated debenture) generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business by you in the United States, or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on the capital securities (or the junior subordinated debentures) beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury regulations) and (2) interest on those capital securities (or the junior subordinated debentures) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

        In general, no information reporting or backup withholding will be required regarding payments of income on the capital securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the statement described above under "—U.S. Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of capital securities made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

        Under regulations issued by the U.S. Department of Labor (referred to as the "Plan Asset Regulations"), the assets of Zions Capital Trust B will not be treated as assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code if the capital securities are "publicly-offered securities". This will be the case under the Plan Asset Regulations if the capital securities are (1) widely held (that is, owned by more than 100 investors independent of Zions Capital Trust B and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is expected that the capital securities will meet the requirements for "publicly-offered securities"

discussed in the preceding sentence. The underwriters expect, although no assurances can be given, that the capital securities will be held by at least 100 independent investors at the conclusion of the offering, there are no restrictions imposed on the transfer of the capital securities and the capital securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and will then be timely registered under the Securities Exchange Act.

        Regardless of whether the assets of Zions Capital Trust B are deemed to be "plan assets" of plans investing in the capital securities, the acquisition and holding of the capital securities with "plan assets" could itself result in a prohibited transaction. Accordingly, each purchaser and transferee of the capital securities is deemed to represent that either the capital securities are not being acquired with assets of a plan or the acquisition of the capital securities by the purchaser or transferee is eligible for the relief available under Prohibited Transaction Class Exemption (or PTCE) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

        Fiduciaries or other persons proposing to acquire any capital securities on behalf of a plan should consult with counsel.

VALIDITY OF THE SECURITIES

        Certain matters of Delaware law relating to Zions Capital Trust B will be passed upon for Zions Capital Trust B and Zions Bancorporation by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the junior subordinated debentures and the guarantee will be passed upon for Zions Bancorporation and Zions Capital Trust B by Callister, Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah, and for the underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely upon the opinion of Callister, Nebeker & McCullough as to matters of Utah law and Callister, Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Sullivan & Cromwell regularly performs legal services for Zions. Callister, Nebeker & McCullough performs occasional legal services for Goldman, Sachs & Co., one of the joint book-running managers for the offering and representatives of the underwriters.

EXPERTS

        The consolidated financial statements of Zions Bancorporation and subsidiaries appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001 and 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated statements of income, cash flows and changes in shareholders' equity and comprehensive income for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

UNDERWRITING

        We, Zions Capital Trust B and the underwriters for the offering named below have entered into an underwriting agreement with respect to the capital securities. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from Zions Capital Trust B the number of capital securities indicated in the following table. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint book-running managers for the offering and the representatives of the underwriters.

Underwriter	Number of Capital Securities
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Salomon Smith Barney Inc.
UBS Warburg LLC.

Total	6,000,000

        The underwriting agreement provides that we will pay an underwriting commission of $            per capital security (or $            for all of the capital securities) to the underwriters, as compensation.

        If the underwriters sell more capital securities than the total number set forth in the table above, the underwriters have an option to buy up to an additional 900,000 capital securities from Zions Capital Trust B to cover those sales. They may exercise that option for 30 days. If any capital securities are purchased pursuant to this option, the underwriters will severally purchase capital securities in approximately the same proportion as set forth in the table above. If the underwriters exercise their over-allotment option, a ratable number of common securities of Zions Capital Trust B will be issued so that the common securities will continue to equal at least 3% of the total capital of Zions Capital Trust B. In addition, the aggregate principal amount of junior subordinated debentures will be increased in a corresponding proportion.

        Capital securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any capital securities sold by the underwriters to securities dealers may be sold at a discount of up to $            per capital security from the initial public offering price. Any such securities dealers may resell any capital securities purchased from the underwriters to certain other brokers or dealers at a discount of up to $            per capital security from the initial public offering price. If all the capital securities are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        Zions Capital Trust B and we have agreed that, during a period of 45 days from the date of this prospectus supplement, we will not offer, sell, contract to sell or otherwise dispose of any capital securities, any other beneficial interests in Zions Capital Trust B, or any capital securities or any other securities of Zions Capital Trust B or Zions Bancorporation that are substantially similar to the capital securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive capital securities or any such substantially similar securities of either Zions Capital Trust B or Zions Bancorporation, without the prior written consent of the representatives of the underwriters, except for the capital securities offered in connection with this offering.

        The table below shows the price and proceeds on a per capital security and aggregate basis assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 900,000 capital securities. The proceeds to be received by Zions Capital Trust B, as shown in the table below, do not reflect estimated expenses payable by us.

	Per Capital Security		No Exercise		Full Exercise
Public offering price		$25.00		$150,000,000		$172,500,000
Proceeds, before expenses, to Zions Capital Trust B	$		$		$
Underwriting commission	$		$		$
Net proceeds, before expenses, to Zions	$		$		$

        Prior to this offering, there has been no public market for the capital securities. We have applied to list the capital securities on the New York Stock Exchange. We expect trading of the capital securities on the New York Stock Exchange will begin within 30 days after they are first issued. In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell the capital securities to a minimum of 400 beneficial owners. The representatives have advised us that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so, and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the capital securities.

        In connection with the offering, the underwriters may purchase and sell the capital securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of capital securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made by the underwriters in the open market for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in process.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the representatives a portion of the underwriting discount received by it because the representatives have repurchased capital securities sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the capital securities. As a result, the price of the capital securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Zions Capital Trust B and we have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        We estimate that our share of the total expenses of the offering of the capital securities, excluding underwriting discounts and commissions, will be approximately $718,000.

        In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other financial services to us and our affiliates, for which such underwriters or their affiliates have received or will receive customary fees and commissions.

        Because some of the underwriters or their affiliates may be receiving 10% or more of the net proceeds of this offering as a result of holding senior notes of ours that are being repaid or commercial paper of ours that is being repurchased, this offering is being conducted so as to comply with the requirements of Rule 2720(c)(8) of the Conduct Rules of the National Association of Securities Dealers.

        This prospectus may be used by Zions Investment Securities, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Zions Investment Securities, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, Zions Investment Securities, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Investment Securities, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Investment Securities, Inc. does not act as principal. Zions Investment Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Roth Capital.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities. This amount does not include securities sold in market-making transactions.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that Zions Investment Securities, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

PROSPECTUS

$625,000,000

Zions Capital Trust B
Zions Capital Trust C
Zions Capital Trust D

Capital Securities
As fully and unconditionally
guaranteed to the extent described herein by Zions Bancorporation

        Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, each referred to in this prospectus as an Issuer Trust and collectively as the Issuer Trusts, from time to time may offer to sell capital securities. The total amount of these capital securities will have an initial aggregate offering price of up to $625,000,000, although we may increase this amount in the future.

        The Issuer Trusts may offer and sell these capital securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these capital securities and the general manner in which they may be offered. The specific terms of any capital securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        These capital securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 9, 2002.

About this prospectus	2
Where you can find more information	3
Disclosure regarding forward-looking statements	4
Zions Bancorporation	5
Selected historical consolidated financial data	5
Use of proceeds	7
Regulatory considerations	9
Ratio of earnings to fixed charges	10
The issuer trusts	11
Capital securities and related instruments	13
Junior subordinated debentures	24
Guarantees	37
Relationship among the capital securities and the related instruments	41
Legal ownership and book-entry issuance	43
Plan of distribution	48
Employee Retirement Income Security Act	51
Validity of the securities	51
Experts	52

ABOUT THIS PROSPECTUS

        This document is called a "prospectus", and it provides you with a general description of the capital securities and related securities we may offer. Each time we sell capital securities, we will provide a prospectus supplement containing specific information about the terms of the capital securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where you can find more information".

        Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, and Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, each a statutory business trust created under the laws of the State of Delaware (each trust is also referred to as an Issuer Trust and collectively as the Issuer Trusts), have filed a registration statement with the SEC using a shelf registration or continuous offering process. Under this shelf process, the Issuer Trusts may offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $625,000,000.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us, the Issuer Trusts and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street addresses are provided under the heading "Where you can find more information".

        When acquiring any of the securities offered hereby, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities described in this document in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

        The Issuer Trusts may sell capital securities to underwriters who will in turn sell the capital securities to the public on terms fixed at the time of sale. In addition, the capital securities may be sold by an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        One or more of our subsidiaries, including Zions Investment Securities, Inc., may buy and sell any of the securities offered hereby after those securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we", "us", "our" or similar references mean Zions and its subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2001.

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2002.

  •
  Current Reports on Form 8-K filed April 23, 2002, July 23, 2002 and August 6, 2002.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

  Investor Relations
  Zions Bancorporation
  One South Main Street
  Salt Lake City, Utah 84111
  (801) 524-4787

        No separate financial statements of any Issuer Trust are included in this prospectus. Zions and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a consolidated special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures, which we define under the heading "The Issuer Trusts", of Zions and issuing the trust securities. Furthermore, taken together, Zions' obligations under each series of corresponding junior subordinated debentures, the indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see "The Issuer Trusts", "Capital Securities and Related Instruments", "Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures" and "Capital Securities and Related Instruments—Guarantees". In addition, Zions does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in the statements. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that could cause or contribute to those differences include, but are not limited to:

  •
  changes in political and economic conditions, including the economic effects of the September 11, 2001 terrorist attacks against the United States and related events;

  •
  the continuing impact on the global economy of the September 11, 2001 terrorist attacks;

  •
  competitive product and pricing pressures within our markets;

  •
  equity and fixed-income market fluctuations;

  •
  inflation and deflation;

  •
  acquisitions and integrations of acquired businesses;

  •
  technological changes;

  •
  changes in law;

  •
  changes in fiscal, monetary, regulatory, trade and tax policies and laws;

  •
  monetary fluctuations;

  •
  success in gaining regulatory approvals when required;

  •
  success in the timely development of new products and services;

  •
  interest rate fluctuations; and

  •
  consumer spending and savings habits.

        These forward-looking statements are generally accompanied by words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could" or "may", or other words that convey uncertainty of future events or outcome. Although we believe that these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. We do not undertake any obligation to update any forward-looking statements.

ZIONS BANCORPORATION

        Zions, headquartered in Salt Lake City, Utah, is the largest financial holding company headquartered in the Rocky Mountain region. Zions has grown rapidly over the last seven years through continued penetration of existing markets and through the acquisition of profitable community banks in high economic growth markets. As of March 31, 2002, we had total assets of $24.8 billion, total deposits of $18.0 billion and total shareholders' equity of $2.3 billion. Through our banking subsidiaries, we operated 408 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington as of March 31, 2002.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data for the five-year period ended December 31, 2001 and the three-month periods ended March 31, 2002 and March 31, 2001 are derived from and qualified by reference to our consolidated financial statements. You should read this data in conjunction with the financial statements, related notes and other financial information included or incorporated by reference in this prospectus. See "Where you can find more information" in this prospectus. Income for prior periods and all related ratios have been adjusted for the add back of goodwill amortization under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Amounts for the three months ended March 31, 2002 have been restated for impairments in the carrying value of our investments in certain e-commerce subsidiaries, measured as of January 1, 2002. This restatement resulted from the completion during the three months ended June 30, 2002 of the required impairment tests of goodwill as provided under SFAS No. 142 which became effective for us beginning January 1, 2002.

	Year Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002(5)
	(dollars in millions, except per share data)
Consolidated Statement of Income Data:
Interest income	$717.0	$1,032.8	$1,359.3	$1,626.2	$1,592.0	$406.9	$365.0
Interest expense	347.4	458.9	617.8	822.8	642.2	191.1	108.8
Net interest income	369.6	573.9	741.5	803.4	949.8	215.8	256.2
Provision for loan losses	5.9	14.0	18.0	31.8	73.2	12.8	18.1
Net interest income after provision for loan losses	363.7	559.9	723.5	771.6	876.6	203.0	238.1
Noninterest income	148.5	210.5	266.8	192.6	419.4	111.9	95.8
Noninterest expense	313.1	557.0	681.8	721.3	855.8	203.5	212.4
Income before income taxes	199.1	213.4	308.5	242.9	440.2	111.4	121.5
Income taxes	67.7	69.6	109.5	79.7	157.8	41.1	42.0
Income before minority interest and cumulative effect of change in accounting principle	131.4	143.8	199.0	163.2	282.4	70.3	79.5
Minority Interest	—	0.4	4.9	1.5	-7.8	-1.6	-.1
Income before cumulative effect of change in accounting principle	131.4	143.4	194.1	161.7	290.2	71.9	79.6
Cumulative effect of change in accounting principle(1)	—	—	—	—	-7.2	-7.2	-32.3
Net income	$131.4	$143.4	$194.1	$161.7	$283.0	$64.7	$47.3
Income before cumulative effect, as adjusted(2)	136.6	163.3	218.5	187.7	323.3	79.0	79.6
Net income, as adjusted(2)	136.6	163.3	218.5	187.7	316.1	71.8	47.3
Operating cash earnings(3)	138.5	194.5	243.0	281.7	337.7	82.0	83.5
Income before cumulative effect per common share (diluted)	$1.92	$1.75	$2.26	$1.86	$3.15	$0.80	$0.86
Net income per common share (diluted)	1.92	1.75	2.26	1.86	3.07	0.72	0.51
Income before cumulative effect per common share (diluted), as adjusted(2)	2.00	1.99	2.55	2.15	3.51	0.88	.86
Net income per common share (diluted), as adjusted(2)	2.00	1.99	2.55	2.15	3.43	0.80	.51
Operating cash earnings per common share (diluted)(3)	2.03	2.37	2.84	3.23	3.66	0.92	.90
Weighted-average common and common-equivalent shares outstanding during the period (in thousands)	68,258	81,918	85,695	87,120	92,174	89,495	92,814

Consolidated Balance Sheet Data (at period end):
Loans(4)	$5,463	$11,219	$12,791	$14,378	$17,311	$15,487	$17,854
Total assets	10,794	18,050	20,281	21,939	24,304	23,548	24,805
Deposits	7,830	14,221	14,062	15,070	17,842	16,845	18,000
Total shareholders' equity	857	1,453	1,660	1,779	2,281	2,116	2,283
Other Data:
Return on average assets(2)	1.41%	1.13%	1.10%	0.86%	1.33%	1.32%	0.75%
Operating cash return on average assets(3)	1.45	1.41	1.26	1.34	1.47	1.55	1.36
Return on average common equity(2)	20.18	12.51	13.98	11.20	14.83	15.46	8.44
Operating cash return on average common equity(3)	25.42	26.58	26.79	27.43	25.44	26.67	23.70
Efficiency ratio(2)	58.34	67.58	64.16	62.57	59.16	59.04	59.48
Operating cash efficiency ratio(3)	57.81	61.30	60.31	57.44	57.40	57.51	58.02
Net interest margin	4.29	4.56	4.31	4.27	4.64	4.59	4.70
Nonperforming assets to net loans and leases and nonperforming assets	0.31	0.58	0.58	0.49	0.69	0.53	0.73
Allowance for loan losses to nonperforming loans	655.59	354.94	310.87	320.69	236.65	301.83	224.46
Allowance for loan losses to net loans and leases	1.62	1.89	1.60	1.36	1.50	1.43	1.48
Tier 1 leverage	6.92	5.91	6.16	6.38	6.56	7.33	6.56
Tier 1 risk-based capital	11.96	8.40	8.64	8.53	8.25	9.05	8.31
Total risk-based capital	13.85	11.34	11.29	10.83	12.20	11.31	12.22
Total branches	241	345	362	373	412	402	408

(1)
For the three months ended March 31, 2001 and the year ended December 31, 2001, the cumulative effect adjustment relates to the adoption of SFAS No. 133, net of income tax benefit of $4.5 million. For the three months ended March 31, 2002, the cumulative effect adjustment relates to impairment in carrying value of our investments in certain e-commerce subsidiaries, measured as of January 1, 2002, net of income tax benefit of $2.7 million, associated with the adoption of SFAS No. 142.

(2)
Adjusted according to SFAS No. 142 for the add back of goodwill amortization, net of income tax benefit.

(3)
Before amortization of goodwill and core deposit intangible assets and merger expenses, the impairment loss on First Security Corporation common stock and the cumulative effect of adoption of SFAS No. 133 and SFAS No. 142.

(4)
Net of unearned income and fees, net of related costs.

(5)
Restatement for adoption of SFAS No. 142.

        SFAS No. 142 became effective for us beginning January 1, 2002. Under this statement, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to specified annual impairment tests. Other intangible assets are amortized over their useful lives. The following table presents transitional disclosures required by SFAS No. 142. The purpose of these transitional disclosures is to reconcile prior period amounts of income before cumulative effect and net income to their respective adjusted amounts for the add back of goodwill amortization.

Earnings

	Year Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002(1)
	(dollars in millions, except per share data)
Income before cumulative effect of change in accounting principle	$131.4	$143.4	$194.1	$161.7	$290.2	$71.9	$79.6
Addback of goodwill amortization, net of income tax benefit	5.2	19.9	24.4	26.0	33.1	7.1	—

Income before cumulative effect, as adjusted	$136.6	$163.3	$218.5	$187.7	$323.3	$79.0	$79.6

Net income	$131.4	$143.4	$194.1	$161.7	$283.0	$64.7	$47.3
Add back of goodwill amortization, net of income tax benefit	5.2	19.9	24.4	26.0	33.1	7.1	—

Net income, as adjusted	$136.6	$163.3	$218.5	$187.7	$316.1	$71.8	$47.3

(1)
Restatement for adoption of SFAS No. 142.

Earnings Per Share (Diluted)

	Year Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002(1)
	(dollars in millions, except per share data)
Income before cumulative effect of change in accounting principle	$1.92	$1.75	$2.26	$1.86	$3.15	$0.80	$0.86
Addback of goodwill amortization, net of income tax benefit	0.08	0.24	0.29	0.29	0.36	0.08	—

Income before cumulative effect, as adjusted	$2.00	$1.99	$2.55	$2.15	$3.51	$0.88	$0.86

Net income	$1.92	$1.75	$2.26	$1.86	$3.07	$0.72	$0.51
Add back of goodwill amortization, net of income tax benefit	0.08	0.24	0.29	0.29	0.36	0.08	—

Net income, as adjusted	$2.00	$1.99	$2.55	$2.15	$3.43	$0.80	$0.51

(1)
Restatement for adoption of SFAS No. 142.

USE OF PROCEEDS

        Any Issuer Trust will invest all of the net proceeds from the sale of its trust securities in junior subordinated debentures of ours. Unless otherwise specified in the applicable prospectus supplement for any offering of capital securities, the net proceeds we receive from the sale of junior subordinated debentures to an Issuer Trust will be used for general corporate purposes, which may include:

  •
  funding investments in, or extensions of credit to, our subsidiaries;

  •
  funding investments in non affiliates;

  •
  reducing or refinancing debt;

  •
  redeeming outstanding securities;

  •
  financing possible acquisitions; and

  •
  working capital.

        Pending such use, we may temporarily invest net proceeds. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

REGULATORY CONSIDERATIONS

        As a financial holding company and a bank holding company under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System, referred to in this document as the Federal Reserve Board, regulates, supervises and examines Zions. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Zions, please refer to Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Zions' earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, which regulates some of our banking subsidiaries, the Federal Deposit Insurance Corporation, which regulates some of our banking subsidiaries and which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

        Zions' earnings are also affected by general economic conditions, our management policies and legislative action.

        In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Zions' business.

        Depository institutions, like Zions' bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Zions also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Zions' non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

        Zions is a legal entity separate and distinct from Zions' banking subsidiaries. However, Zions' principal source of cash revenues is payments of interest and dividends from these banking subsidiaries. There are various legal and regulatory limitations on the extent to which these banking subsidiaries can finance or otherwise supply funds to Zions and its other affiliates.

        For Zions' national bank subsidiaries, the prior approval of the Comptroller of the Currency is required if the total of all dividends declared in any calendar year exceeds its net earnings for that year combined with its retained net earnings less dividends paid for the preceding two calendar years. Additionally, these banking subsidiaries may not declare dividends in excess of net profits on hand, after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses. Under the first and currently more restrictive of the federal dividend limitations, Zions' national bank subsidiaries, which include Zions First National Bank, National Bank of Arizona, Vectra Bank Colorado and The Commerce Bank of Washington, had approximately $104.2 million available for the payment of dividends as of March 31, 2002. The payment of dividends is also limited by minimum capital requirements imposed on banks. Zions' banking subsidiaries currently exceed these minimum requirements. The ability of a state chartered bank to pay dividends is subject to restrictions imposed by banking regulations under state law similar to restrictions described above. Under their respective regulatory frameworks, Zions' state chartered bank subsidiaries, Nevada State Bank and California Bank & Trust, had $0 available and approximately $86.9 million available, respectively, for the payment of dividends as of March 31, 2002 without the approval of their respective state regulatory bodies. Zions' bank subsidiaries declared dividends to Zions of approximately $32.0 million during the first quarter of 2002, $254.4 million in 2001, $163.0 million in 2000 and $109.9 million in 1999.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth certain information regarding our consolidated ratios of earnings to fixed charges. Fixed charges represent interest expense, a portion of rent expense representative of interest, trust-preferred securities expense and amortization of debt issuance costs.

	Year Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000(1)	2001	2001	2002
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	2.55	3.05	2.80	2.41	3.41	2.90	4.11
Including interest on deposits	1.58	1.50	1.53	1.49	1.72	1.61	2.08

(1)
For the year ended December 31, 2000, earnings used in the calculation of the ratios excludes the impairment loss on First Security Corporation common stock of $96.9 million and merger-related expenses of $41.5 million, mainly related to the terminated First Security Corporation merger. If these items are included in earnings for 2000, the ratio of earnings to fixed charges would be 1.93 excluding interest on deposits and 1.32 including interest on deposits.

  For purposes of computing the consolidated ratios of earnings to fixed charges:

  •
  earnings represent net income, as adjusted for the addback of goodwill amortization under FASB Statement No. 142, before extraordinary items plus applicable income taxes and fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

  •
  fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

THE ISSUER TRUSTS

        The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

  •
  the capital securities to be issued by each Issuer Trust;

  •
  the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

  •
  our guarantees for the benefit of the holders of the capital securities; and

  •
  the relationship among the capital securities, the corresponding junior subordinated debentures, a related expense agreement and the guarantees.

        Each Issuer Trust is a statutory business trust formed under Delaware law pursuant to:

  •
  a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

  •
  a certificate of trust filed with the Delaware Secretary of State.

        Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

        Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call "capital securities". In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to Zions, which we call "trust common securities". All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the "trust securities".

        Each Issuer Trust exists for the exclusive purposes of:

  •
  issuing and selling its trust securities;

  •
  using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

  •
  engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

        When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the "corresponding junior subordinated debentures". The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust's capital securities, which we call the "related capital securities".

        Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

        Each Issuer Trust will also be a party to an expense agreement with Zions. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

        The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See "Capital Securities and Related Instruments—Subordination of Trust Common Securities". We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

        Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

        Under certain circumstances, we may dissolve an Issuer Trust and, after satisfaction of the liabilities to creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

        We may need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to dissolve one or more of the Issuer Trusts. A more detailed description is provided under the heading "Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution".

        Unless otherwise specified in the applicable prospectus supplement:

  •
  each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may dissolve earlier as provided in the applicable trust agreement;

  •
  each Issuer Trust's business and affairs will be conducted by its trustees;

  •
  except as provided below, we, as holder of the trust common securities, will appoint the trustees;

  •
  the trustees for each Issuer Trust will be J.P. Morgan Trust Company, National Association as property trustee and Chase Manhattan Bank USA, National Association as Delaware trustee, and two or more individual administrative trustees who are employees or officers of or affiliated with Zions. These trustees are also referred to as the "Issuer Trust trustees". J.P. Morgan Trust Company, National Association, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Trust Company, National Association will also act as trustee under the guarantees and the junior indenture. See "Guarantees" and "Junior Subordinated Debentures";

  •
  if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

  •
  under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees for the applicable Issuer Trust;

  •
  the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

  •
  we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

        The principal executive office of each Issuer Trust is c/o Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111 and its telephone number is (801) 524-4787.

CAPITAL SECURITIES AND RELATED INSTRUMENTS

        Please note that in this section entitled "Capital Securities and Related Instruments" and the following sections of this prospectus entitled "Junior Subordinated Debentures", "Guarantees" and "Relationship Among the Capital Securities and the Related Instruments", references to Zions Bancorporation, "we", "our" and "us" refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section and the following sections of this prospectus indicated above, references to "holders" mean those who own capital securities registered in their own names, on the books that we or the securities registrar maintain for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositories.

        The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is included as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The applicable prospectus supplement will also contain a discussion of the U.S. federal income tax consequences relating to any series of capital securities. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

        Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the assets of the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading "—Subordination of Trust Common Securities". Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

        Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

        The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under "—Subordination of Trust Common Securities". Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

        Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust's capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See the section of this prospectus entitled "Guarantees" for additional information.

Distributions

        Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance, (unless otherwise specified in the applicable prospectus supplement), and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day and without any interest or other payment in connection with this delay except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day. In either case, the payment will have the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a "distribution date". A "business day" means, for any capital security, any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close or a day on which the corporate trust office of the property trustee or the trustee under the junior subordinated indenture, referred to in this prospectus as the debenture trustee, is closed for business.

        Each Issuer Trust's capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "distributions" as used in this summary includes these additional distributions unless otherwise stated.

        If interest payments on the corresponding junior subordinated debentures are deferred by us, distributions on the related capital securities will be correspondingly deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See the section of this prospectus entitled "Junior Subordinated Debentures—Option to Defer Interest Payments".

        The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See the section of this prospectus entitled "Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures" for additional information. If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading "Guarantees".

        Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading "Legal Ownership and Book-Entry Issuance". In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

        Mandatory Redemption.    Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount, which term we define below, of the trust securities, upon not less than 30 nor more than 60 days notice. Unless provided otherwise in the applicable prospectus supplement, the redemption will occur at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See the section of this prospectus entitled "Junior Subordinated Debentures—Redemption" for additional information. If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

        We will have the right to redeem any series of corresponding junior subordinated debentures:

  •
  on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

  •
  at any time, in whole but not in part, upon the occurrence of a tax event or capital treatment event, which term we define below; or

  •
  as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

        Distribution of Corresponding Junior Subordinated Debentures.    Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.

        Tax Event or Capital Treatment Event Redemption.    If a tax event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole but not in part and thereby cause a mandatory redemption of the capital securities and trust common securities in whole but not in part at the redemption price within 90 days following the occurrence of the tax event or capital treatment event. If a tax event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to dissolve the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

        The term "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

        The term "like amount" means:

  •
  with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount, which term we define below, equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

  •
  with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

        The term "liquidation amount" means the stated amount per trust security of $25, or another stated amount set forth in the applicable prospectus supplement.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

  •
  the series of related capital securities will no longer be deemed to be outstanding;

  •
  The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see "Legal Ownership and Book-Entry Issuance—What is a Global Security?") or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

  •
  any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

        Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.

        There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

        Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities".

        If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under "Capital Securities and Related Instruments—Guarantees", distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including, without limitation, U.S. federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

        Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

        If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $25 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

        Payment of distributions on, and the redemption price of, each Issuer Trust's capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities. However, if on any distribution date, redemption date or liquidation date a debenture event of default (as defined below under "Junior Subordinated Debentures—Events of Default") has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust's trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust's outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust's outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the Issuer Trust's capital securities then due and payable.

        In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust's trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust's trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        Pursuant to each trust agreement, each Issuer Trust will dissolve on the first to occur of:

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  the expiration of its term;

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  certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

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  the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the Issuer Trust subject to our having received prior approval of the Federal

    Reserve if then required under applicable capital guidelines or policies. This written direction by us is optional and solely within our discretion;

  •
  redemption of all of such Issuer Trust's capital securities as described under "—Redemption or Exchange—Mandatory Redemption"; and

  •
  the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrative trustees not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, an amount which we refer to as the "liquidation distribution". If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust's trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

Events of Default; Notice

        The following events will be "events of default" with respect to capital securities issued under each trust agreement:

  •
  any debenture event of default;

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  default for 30 days by the Issuer Trust in the payment of any distribution;

  •
  default by the Issuer Trust in the payment of any redemption price of any trust security;

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  failure by the Issuer Trust trustees for 60 days in performing in any material respect any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

  •
  bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust's capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

        We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

        If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See "—Liquidation Distribution Upon Dissolution". The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Issuer Trust Trustees

        Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone will have the power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

        Any person into which the property trustee, the Delaware trustee or any administrative trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

        An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below and under "—Liquidation Distribution Upon Dissolution". An Issuer Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

  •
  the successor entity either:

  •
  expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

    •
    substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to as the "successor securities", so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

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  the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

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  the successor entity has a purpose substantially identical to that of the Issuer Trust;

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect; and

  •
  following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

  •
  we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

        Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

        There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Zions, nor are there any provisions that require the repurchase of any capital securities upon a change in control of Zions.

Voting Rights; Amendment of Each Trust Agreement

        Except as provided below and under "Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

        Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

  •
  to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

  •
  will not be taxable as a corporation or classified for U.S. federal income tax purposes other than as a grantor trust at all times that any trust securities are outstanding; or

  •
  will not be required to register as an "investment company" under the Investment Company Act,

provided that:

  •
  no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

  •
  any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

        Each trust agreement may be amended by the related Issuer Trust trustees and us with:

  •
  the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

  •
  receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  •
  restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

        So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

  •
  waive any past default that is waivable under the junior indenture;

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

  •
  consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

  •
  the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

  •
  the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

        Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

        No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

        Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

        Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading "Legal Ownership and Book-Entry Issuance—What is a Global Security".

Payment and Paying Agency

        Payments in respect of capital securities will be made to DTC as described under "Legal Ownership and Book-Entry Issuance—What is a Global Security". If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be Zions First National Bank. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and us. In the event that Zions First National Bank is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

        Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligence or willful misconduct.

Miscellaneous

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an "investment company" required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of Zions for U.S. federal income tax purposes. In addition, we, the property trustee and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we, the property trustee or the administrative trustees determine in that person's discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the related capital securities.

        Holders of the capital securities have no preemptive or similar rights.

        No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

JUNIOR SUBORDINATED DEBENTURES

        The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under this indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

        The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, as may be supplemented from time to time, between Zions and J.P. Morgan Trust Company, National Association, as trustee. This indenture is referred to as the "junior indenture" and the related trustee is referred to as the "debenture trustee". Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our "senior indebtedness", as defined in the junior indenture. See "—Subordination of Junior Subordinated Debentures".

        The junior subordinated debentures will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our senior indebtedness, as that term is defined below. In addition, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the junior subordinated debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

        Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of Zions, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See "—Subordination of Junior Subordinated Debentures" and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

        The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

        The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

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  the title of the junior subordinated debentures;

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  any limit upon the aggregate principal amount of the junior subordinated debentures;

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  the date or dates on which the principal of the junior subordinated debentures must be paid;

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  the interest rate or rates, if any, applicable to the junior subordinated debentures;

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  the dates on which any such interest will be payable;

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  our right, if any, to defer or extend an interest payment date;

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  the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

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  the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under "—Denominations, Registration and Transfer", the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

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  any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder's option or at our option;

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  the obligation or the right, if any, of Zions or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  if other than denominations of integral multiples of $25, the denominations in which any junior subordinated debentures will be issued;

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  any additions, modifications or deletions in the events of default under the junior indenture or covenants of Zions specified in the junior indenture with respect to the junior subordinated debentures;

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  if other than the principal amount, the portion of the junior subordinated debentures' principal amount that will be payable upon declaration of acceleration of the maturity thereof;

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  any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

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  the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

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  whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

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  the appointment of any paying agent or agents;

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  the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

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  the form of trust agreement, guarantee agreement and expense agreement, if applicable;

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  the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Zions in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

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  any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.

        Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the debenture trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

        Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

        The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

        The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See "—Consolidation, Merger, Sale of Assets and Other Transactions" below for a more detailed discussion. The junior indenture provides that we and the debenture trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See "—Modification of the Junior Indenture" below for a more detailed discussion.

Denominations, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $25 and any integral multiple of $25. Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the debenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

        In the event of any redemption, neither we nor the debenture trustee will be required to:

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  issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

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  transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

        If provided in the applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an "extension period", subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

        As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

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  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable period during which we have elected to defer interest payments;

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  as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Zions) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

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  the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

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  any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights in accordance with any shareholders' rights plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

        Prior to the termination of any applicable extension period, we may further defer the payment of interest.

        This covenant will also apply if:

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  we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, or

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  the junior subordinated debentures are held by an Issuer Trust and we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

        Unless otherwise indicated in the applicable prospectus supplement, in the event of an interest deferral with respect to any corresponding series of junior subordinated debentures, we must provide the debenture trustee notice of our election to defer interest at least one business day prior to the earlier of:

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  the next date distributions on the affected capital securities would have been payable except for the election to defer interest; and

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  the date the property trustee or the administrative trustees of the applicable Issuer Trust or both are required to give notice to any applicable self-regulatory organization or to holders of capital securities of the record date or the date such distributions are payable, but in any event not later than one business day prior to such record date.

Unless otherwise indicated in the applicable prospectus supplement, the property trustee with respect to the corresponding series of capital securities will give notice of our election to defer interest to the holders of the affected capital securities.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

        Except as otherwise specified in the applicable prospectus supplement, if a tax event in respect of a series of junior subordinated debentures or a capital treatment event has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event or capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

        A "capital treatment event" means the reasonable determination by us that as a result of

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  any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

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  any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws, rules or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as "Tier 1 Capital" for purposes of the applicable Federal Reserve Board capital adequacy guidelines as then in effect.

        A "tax event" means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

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  the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

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  interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

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  the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        As used above, the term "tax change" means any of the following:

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  any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

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  any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

        Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

        We may modify or amend the junior indenture with the consent of the debenture trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected, we may not:

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  change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

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  reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

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  change the place of payment where any principal, premium or interest, on any junior subordinated debenture is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

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  reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

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  modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

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  no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

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  where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

        We may, with the debenture trustee's consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

        The following events will be "debenture events of default" with respect to each series of junior subordinated debentures:

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  default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

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  default in any principal or premium payment on any security of that series at maturity;

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  failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

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  we are given written notice by the debenture trustee; or

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  the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the debenture trustee;

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  our bankruptcy, insolvency or reorganization; or

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  any other event of default provided for with respect to junior subordinated debentures of that series.

        The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the debenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

        The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest including any additional interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest including any additional interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

        In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

        If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder. We refer to this proceeding in this document as a direct action. We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

        The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See "Capital Securities and Related Instruments—Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

        The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

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  if the successor entity is not Zions, the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture;

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  immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture; and

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  an officer's certificate and legal opinion relating to these conditions must be delivered to the debenture trustee.

        The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

        The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee;

and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest, including any additional interest, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

        If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder's option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Subordination of Junior Subordinated Debentures

        The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior indebtedness, which we define below. If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

        As used in this prospectus, the term "senior indebtedness" means (1) our senior debt and (2) the allocable amounts of our subordinated debt. Each of these terms is defined as follows. The term "senior debt" means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior debt. Senior debt does not include:

  •
  any of our indebtedness that, when incurred and without respect to any election under section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us;

  •
  any of our indebtedness to any of our subsidiaries;

  •
  any of our indebtedness to any of our employees;

  •
  any other junior subordinated debentures issued pursuant to the junior indenture;

  •
  any of our trade accounts payable; and

  •
  any accrued liabilities arising in the ordinary course of our business.

        The term "subordinated debt" means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which it is outstanding, provides that it is subordinate and junior in right of payment to senior debt. Subordinated debt includes our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include our obligations related to Zions Institutional Capital Trust A's 8.536% Capital Securities due December 15, 2026, GB Capital Trust's 10.25% Capital Securities due January 15, 2027 and CSBI Capital Trust's 11.75% Capital Securities due June 6, 2027 or junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures. Finally, the term "allocable amounts", when used with respect to any subordinated debt, means the amount necessary to pay all principal, any premium and any interest on that subordinated debt in full less, if applicable, any portion of those amounts which would have been paid to, and retained by, the holders of subordinated debt, whether from us or any holder of or trustee for debt subordinated to that subordinated debt, but for the fact that such subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business. Senior indebtedness includes certain of our obligations with respect to our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures.

        In the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

  •
  any proceeding for the liquidation, dissolution or other winding up of Zions, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets,

then all senior indebtedness, including any interest accruing after the commencement of any of the proceedings described above, must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise but for the subordination provisions be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest accruing after the commencement of any such proceedings, has been paid in full.

        In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, which for this purpose includes the allocable amounts of subordinated debt, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

        The junior indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Trust Expenses

        Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

Governing Law

        The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties.

Corresponding Junior Subordinated Debentures

        The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust's capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of debenture events of default, as described under "—Modification of the Junior Indenture" and "—Events of Default", unless provided otherwise in the prospectus supplement for such related capital securities.

        Unless otherwise specified in the applicable prospectus supplement, if a tax event or a capital treatment event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event or capital treatment event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See "Capital Securities and Related Instruments—Redemption or Exchange—Distribution of Corresponding Junior Subordinated Debentures" for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

        We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

  •
  the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

  •
  a tax event in respect of such Issuer Trust has occurred and is continuing; and

  •
  we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

we will pay to the Issuer Trust these additional sums (as defined under "Capital Securities and Related Instruments—Redemption or Exchange"). We also have agreed, as to each series of corresponding junior subordinated debentures:

  •
  to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities;

  •
  not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except:

  •
  in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

  •
  in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

    in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve Board, if then required under applicable Federal Reserve Board capital guidelines or policies; and

  •
  to use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

GUARANTEES

        The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General

        A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. J.P. Morgan Trust Company, National Association will act as indenture trustee, referred to below as the "guarantee trustee", under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust's capital securities.

        We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, which term we define below, to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust and which we refer to in this document as the "guarantee payments", will be subject to the related guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

  •
  the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

  •
  the liquidation distribution; and

  •
  the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

        Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust's obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See "—Status of the Guarantees".

        If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness, as that term is defined under "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures". See "—Status of the Guarantees".

        The junior subordinated debentures and, in the case of junior subordinated debentures in bearer form, any coupons to these securities, will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our "senior indebtedness", as that term is defined under "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures". In addition, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the junior subordinated debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

        Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

        We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust's obligations under its related capital securities. See "Capital Securities and Related Instruments—Relationship Among the Capital Securities and the Related Instruments".

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as corresponding junior subordinated debentures. See the section entitled "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures" for a further description of those subordination provisions.

        Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection. That means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of the related capital securities in any material respect, in which case no vote of the holders will be required, no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under "Capital Securities and Related Instruments—Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.

Events of Default

        An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

        Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the redemption price of the related capital securities;

  •
  full payment of the amounts payable upon liquidation of the related Issuer Trust; or

  •
  the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

        Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

        Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS

        The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, and the Trust Indenture Act.

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the capital securities, to the extent the related Issuer Trust has funds available for the payment of such distributions, are irrevocably guaranteed by us as described under "Guarantees". Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness, as that term is defined under "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures".

Sufficiency of Payments

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

  •
  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

  •
  we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of its capital securities and common securities; and

  •
  each trust agreement provides that the Issuer Trust will only engage in activities that are necessary or incidental to the limited purposes of such Issuer Trust.

        Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

        A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

        A default or event of default under any of our senior indebtedness would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture. See the section entitled "Junior Subordinated Debentures—Subordination of Junior Subordinated Debentures" for a further description of those subordination provisions.

Limited Purpose of Issuer Trusts

        Each Issuer Trust's capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust, or from us under the applicable guarantee, if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of any Issuer Trust involving the liquidation of the corresponding junior subordinated debentures, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See "Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any shareholder of ours receives payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust, other than the Issuer Trust's obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

        Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each trust agreement or indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any of the trustees and any other third parties employed by us, any of those trustees or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend a trust agreement or the junior indenture for a corresponding series of junior subordinated debentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of any of those documents—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as Clearstream, Luxembourg; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as junior subordinated debentures, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary, those of the investor's financial institution (e.g., Euroclear and Clearstream, Luxembourg, if applicable), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "—Who is the Legal Owner of a Registered Security—Legal Holders" above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies and those of any participant in the depositary's system or other intermediary (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither Zions nor any of the trustees will have any responsibility for any aspect of the depositary's policies or actions or records of ownership interests in a global security. Zions and the trustees also do not supervise the depositary in any way;

  •
  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, Luxembourg, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "Legal Ownership and Book-Entry Issuance".

        The special situations for termination of a global security are as follows:

  •
  DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

  •
  we order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

  •
  in the case of a global security representing debt securities, an event of default has occurred with regard to that global security and is continuing.

        If a global security is terminated, only the depositary, and neither Zions nor any of the trustees, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream, Luxembourg

        Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        As long as any global security is held by Euroclear or Clearstream, Luxembourg, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream, Luxembourg hold interests in the global security as participants in DTC, then Euroclear and Clearstream, Luxembourg will hold interests in the global security on behalf of the participants in their systems.

        Payments, notices and other communications or deliveries relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg.

        Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We and the Issuer Trusts may offer and sell the capital securities from time to time as follows:

  •
  through agents;

  •
  to or through dealers or underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or the applicable Issuer Trust or both may also repurchase securities and reoffer them to the public by one or more of the methods described above.

        The securities we and the Issuer Trusts distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We or the Issuer Trusts or both may solicit offers to purchase securities directly from the public from time to time. We or the Issuer Trusts or both may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of capital securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we or the Issuer Trusts or both may sell capital securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those capital securities to the public.

        We or the Issuer Trusts or both may sell capital securities from time to time to one or more underwriters, who would purchase the capital securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or an Issuer Trust sell capital securities to underwriters, we or the applicable Issuer Trust or both will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters maybe deemed to have received compensation from us or the applicable Issuer Trust or both in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the capital securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we or the applicable Issuer Trust or both pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of capital securities.

        If we or the Issuer Trusts or both offer capital securities in a subscription rights offering to our existing security holders, we or the applicable Issuer Trust or both may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or the applicable Issuer Trust or both may pay the standby underwriters a commitment fee for the capital securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the capital securities, including capital securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the capital securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we and the applicable Issuer Trust do not enter into a standby underwriting arrangement, we or the applicable Issuer Trust or both may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we or the applicable Issuer Trust or both retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

        We or the Issuer Trusts or both may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we or the applicable Issuer Trust or both may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations and will include information about any commissions we or the applicable Issuer Trust or both may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the applicable Issuer Trust or both, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions Bancorporation and its subsidiaries in the ordinary course of business.

        In compliance with guidelines of the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate liquidation amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        Zions Investment Securities, Inc. is an indirect wholly-owned subsidiary of Zions Bancorporation. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Zions Investment Securities, Inc. distributes an affiliated company's securities. Zions Investment Securities, Inc. has advised Zions Bancorporation that each particular offering of securities will comply with the applicable requirements of Rule 2720.

        Zions Investment Securities, Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Market-Making Resales by Affiliates

        This prospectus may be used by Zions Investment Securities, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Zions Investment Securities, Inc. may resell a capital security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, Zions Investment Securities, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Investment Securities, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Investment Securities, Inc. does not act as principal. Zions Investment Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions Bancorporation may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Roth Capital.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the capital securities. This amount does not include capital securities sold in market-making transactions.

        Neither the Issuer Trusts nor Zions Bancorporation expects to receive any proceeds from market-making transactions or expects that Zions Investment Securities, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to any Issuer Trust or Zions Bancorporation.

        A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your capital security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of capital securities will be a new issue, and there will be no established trading market for any of the capital securities prior to their original issue date. We may choose not to list any particular series of capital securities on a securities exchange or quotation system. We have been advised by Zions Investment Securities, Inc. that it intends to make a market in the capital securities, and any underwriters to whom we sell capital securities for public offering may make a market in those securities. However, neither Zions Investment Securities, Inc. nor any underwriter that makes a market in the capital securities is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the capital securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the capital securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, the terms "this offering" means the initial offering of the capital securities made in connection with their original issuance. This term does not refer to any subsequent resales of such securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is relevant to you if you are the fiduciary of a pension plan or other employee benefit plan proposing to invest in the securities.

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

        Zions Bancorporation and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

VALIDITY OF THE SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Issuer Trust and the capital securities will be passed upon for the Issuer Trust and for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the securities offered by this prospectus will be passed upon for us by Callister, Nebeker & McCullough, a Professional

Corporation, Salt Lake City, Utah, and for the agents and/or underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely upon the opinion of Callister, Nebeker & McCullough as to matters of Utah law and Callister, Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. The opinions of Callister, Nebeker & McCullough and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions, an Issuer Trust or Zions board of directors in connection with the issuance and sale of any particular series of securities, the specific terms of the securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell regularly performs legal services for Zions.

EXPERTS

        The consolidated financial statements of Zions Bancorporation and subsidiaries appearing in Zions Bancorporation's Annual Report on Form 10-K for the years ended December 31, 2001 and 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

6,000,000 Capital Securities

ZIONS CAPITAL TRUST B

    % Capital Securities
 (Liquidation amount $25
per capital security)

As fully and unconditionally
guaranteed to the extent
described herein by

ZIONS BANCORPORATION

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.
Merrill Lynch & Co.
A. G. Edwards & Sons, Inc.
Prudential Securities
Salomon Smith Barney
UBS Warburg LLC

Representatives of the Underwriters

QuickLinks

PROSPECTUS SUPPLEMENT SUMMARY
Zions Bancorporation
Zions Capital Trust B
The Offering
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
ZIONS BANCORPORATION
ZIONS CAPITAL TRUST B
USE OF PROCEEDS
ACCOUNTING TREATMENT
REGULATORY TREATMENT
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
CERTAIN TERMS OF THE CAPITAL SECURITIES
CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
VALIDITY OF THE SECURITIES
EXPERTS
UNDERWRITING

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
ZIONS BANCORPORATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Earnings
Earnings Per Share (Diluted)
USE OF PROCEEDS
REGULATORY CONSIDERATIONS
RATIO OF EARNINGS TO FIXED CHARGES
THE ISSUER TRUSTS
CAPITAL SECURITIES AND RELATED INSTRUMENTS
General
Distributions
Redemption or Exchange
Redemption Procedures
Subordination of Trust Common Securities
Liquidation Distribution Upon Dissolution
Events of Default; Notice
Removal of Issuer Trust Trustees
Co-Trustees and Separate Property Trustee
Merger or Consolidation of Issuer Trust Trustees
Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts
Voting Rights; Amendment of Each Trust Agreement
Global Capital Securities
Payment and Paying Agency
Registrar and Transfer Agent
Information Concerning the Property Trustee
Miscellaneous
JUNIOR SUBORDINATED DEBENTURES
General
Denominations, Registration and Transfer
Option to Defer Interest Payments
Redemption
Modification of the Junior Indenture
Events of Default
Enforcement of Certain Rights by Holders of Capital Securities
Consolidation, Merger, Sale of Assets and Other Transactions
Satisfaction and Discharge
Conversion or Exchange
Subordination of Junior Subordinated Debentures
Trust Expenses
Governing Law
Information Concerning the Debenture Trustee
Corresponding Junior Subordinated Debentures
GUARANTEES
General
Status of the Guarantees
Amendments and Assignment
Events of Default
Information Concerning the Guarantee Trustee
Termination of the Guarantees
Governing Law
The Expense Agreement
RELATIONSHIP AMONG THE CAPITAL SECURITIES AND THE RELATED INSTRUMENTS
Full and Unconditional Guarantee
Sufficiency of Payments
Enforcement Rights of Holders of Capital Securities
Limited Purpose of Issuer Trusts
Rights Upon Dissolution
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
Who is the Legal Owner of a Registered Security?
What Is a Global Security?
PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Market-Making Resales by Affiliates
Matters Relating to Initial Offering and Market-Making Resales
EMPLOYEE RETIREMENT INCOME SECURITY ACT
VALIDITY OF THE SECURITIES
EXPERTS